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Exhibit 11.
                              Pennsylvania Commerce Bancorp, Inc.
                              Computation of Net Income Per Share
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                           For the Quarter Ended September 30, 2001
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                                                  Income           Shares        Per Share
                                                                                   Amount
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
Basic Earnings Per Share:
Net income                                       $1,181,000
Preferred stock dividends                           (20,000)
                                                 ----------
Income available to common stockholders           1,161,000       1,766,653        $0.66
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Effect of Dilutive Securities:
Stock Options                                                       189,845
                                                                  ---------
Diluted Earnings Per Share:
Income available to common stockholders
plus assumed conversions                         $1,161,000       1,956,498        $0.59
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                         For the Nine Months Ended September 30, 2001
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                                                  Income           Shares        Per Share
                                                                                   Amount
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Basic Earnings Per Share:
Net income                                       $3,172,000
Preferred stock dividends                           (60,000)
                                                 ----------
Income available to common stockholders           3,112,000       1,761,553        $1.77
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Effect of Dilutive Securities:
Stock Options                                                       184,334
                                                                  ---------
Diluted Earnings Per Share:
Income available to common stockholders plus
assumed conversions                              $3,112,000       1,945,887        $1.60
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                           For the Quarter Ended September 30, 2000
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                                                  Income           Shares        Per Share
                                                                                   Amount
---------------------------------------------------------------------------------------------
Basic Earnings Per Share:
Net income                                       $1,014,000
Preferred stock dividends                           (20,000)
                                                 ----------
Income available to common stockholders             994,000       1,735,657        $0.57
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Effect of Dilutive Securities:
Stock Options                                                       129,312
                                                                  ---------
Diluted Earnings Per Share:
Income available to common stockholders plus
assumed conversions                                $994,000       1,864,969        $0.53
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                         For the Nine Months Ended September 30, 2000
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                                                  Income           Shares        Per Share
                                                                                   Amount
---------------------------------------------------------------------------------------------
Basic Earnings Per Share:
Net income                                       $2,650,000
Preferred stock dividends                           (60,000)
                                                 ----------
Income available to common stockholders           2,590,000       1,733,557        $1.49
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Effect of Dilutive Securities:
Stock Options                                                       118,401
                                                                  ---------
Diluted Earnings Per Share:
Income available to common stockholders plus
assumed conversions                              $2,590,000       1,851,958        $1.40
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